EXHIBIT 99.1

  SpatiaLight Closes $2 Million Private Placement of Common Shares and Warrants

NOVATO, Calif., October 12, 2005 - SpatiaLight, Inc. (Nasdaq: HDTV), a leading manufacturer of state-of-the-art liquid crystal on silicon (LCoS) microdisplays, announced today that it closed a $2.0 million private placement of its common shares and warrants to purchase its common shares to certain institutional investors. The transaction included the sale of 571,433 common shares at a purchase price of $3.50 per share and warrants to purchase 228,576 common shares with an exercise price of $5.00 per share exercisable within five years from the date of issuance. SpatiaLight will receive $2.0 million in proceeds from the transaction, which will be used for working capital and other general corporate purposes. SpatiaLight did not use a placement agent in this transaction. Three of the institutional purchasers in this transaction were investors in SpatiaLight's November 2004 private placement of its senior secured convertible notes.

Robert A. Olins, SpatiaLight's Chief Executive Officer, commented, "We are pleased that our senior noteholders demonstrated continuing confidence in our business development by making an additional investment at this exciting time."

Don S. Suh, SpatiaLight's Senior Vice President of Marketing and Sales, added, "This capital infusion will assist our execution of ramping up toward mass production of our 1080p LCoS Sets to support LGE's announced launch of LCoS high definition televisions in the coming months."

The offering of the common shares and warrants was made only to qualified institutional buyers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the Securities Act) and Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. The securities offered were not registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About SpatiaLight, Inc.
-----------------------

SpatiaLight,   Inc.,  founded  in  1989,   manufactures   high-resolution   LCoS
microdisplays for use in high definition televisions and other display applications. Utilizing more than 6.2 million pixels, SpatiaLight's LCoS Sets are comprised of three proprietary SpatiaLight imagEngine(TM) microdisplays. A SpatiaLight display unit, another Company product, is comprised of an LCoS Set fitted onto a light engine. SpatiaLight currently manufactures two models of its LCoS Sets. The newer generation T-3 model has an active matrix of 1920 pixels by 1080 pixels configuration and the T-1 model has an active matrix of 1280 pixels by 960 pixels configuration. SpatiaLight is committed to developing microdisplay technologies that will become the standard for the next generation of high definition televisions and to providing OEMs with the most cost effective, high-resolution microdisplays in the industry. For more information about SpatiaLight, please see the Company website: www.spatialight.com.

Safe Harbor Statement
---------------------

This news release includes forward-looking statements that reflect SpatiaLight's current expectations about its future results, performance, prospects and opportunities. SpatiaLight has tried to identify these forward-looking statements by using words and phrases such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "plan," "should," "typical," "preliminary," "we are confident" or similar expressions. These forward-looking statements are based on information currently available to SpatiaLight and are subject to a number of risks, uncertainties and other factors that could cause SpatiaLight's actual results, performance, prospects or opportunities in the remainder of 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are outlined in the Company's filings with the U. S. Securities and Exchange Commission, including its most recent reports on Forms 10-Q and 10-K.

Contact:  Ted Banzhaf of SpatiaLight, Inc., 415-883-1693, ext. 132